Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 29, 2024, except for Note 13, as to which the date is February 28, 2025, relating to the consolidated financial statements and financial statement schedule of MasTec, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Miami, Florida

February 28, 2025